Exhibit 99.1

Press Release

Cyren Announces Reverse Share Split

McLean, VA – February 8, 2022 – Today, Cyren Ltd. (NASDAQ:CYRN), (the “Company”) a provider of email security and threat intelligence solutions announced that it intends to effect a one-for-twenty reverse split of its ordinary shares (the "Reverse Share Split"). The Reverse Share Split will be effective as of 5:00 p.m. Eastern Time on February 8, 2022 (the "Effective Date"), and the Company's ordinary shares are expected to begin trading on a split-adjusted basis when the market opens on February 9, 2022.

At a Special Meeting of the Company’s shareholders held on February 7, 2022, the Company's shareholders approved a Reverse Share Split (including the relevant amendments to the Articles of Association of the Company) within a range of 1:4 to 1:20, to be effective at the ratio and on a date to be determined by the Board of Directors, and amendments to the Company’s Articles of Association authorizing an increase in the Company’s authorized share capital (and corresponding authorized ordinary shares) by up to NIS 216 million. The Board of Directors approved the implementation of a one-for-twenty Reverse Share Split and an increase in the Company’s authorized share capital by NIS 216 million to NIS 240 million.

The Company’s ordinary shares will continue to trade on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CYRN.” The new CUSIP number for the Company’s ordinary shares following the Reverse Share Split will be M26895132.

Following the Reverse Share Split and increase in authorized share capital, the total number of ordinary shares that the Company is authorized to issue will be 80 million shares, the par value per share of the ordinary shares will be NIS 3.00 and the authorized share capital of the Company will be NIS 240 million.

No fractional shares will be issued in connection with the Reverse Share Split. In lieu of issuing fractional shares, the Company will round up fractional shares to the next whole share. Holders of the Company's ordinary shares held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Share Split. Shareholders of record will be receiving information from the Company's transfer agent regarding their ownership of ordinary shares post Reverse Share Split.

Additional information concerning the Reverse Share Split can be found in the Company’s definitive proxy statement dated January 5, 2022 filed with the Securities and Exchange Commission (the “SEC”), available free of charge at the SEC’s website, www.sec.gov, or at Cyren’t website www.cyren.com.

About Cyren

More than 1.3 billion users around the world rely on Cyren's cloud security solutions to protect them against cyber-attacks every day. Powered by the world's largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with embedded threat detection, threat intelligence and email security solutions. Learn more at www.cyren.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the expected timing of the Reverse Share Split and the anticipated benefits to be achieved from the Reverse Share Split. These forward-looking statements are based on Cyren’s current expectations, estimates and projections about its business and industry, management's beliefs and certain assumptions made by Cyren, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "future", "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Cyren’s ability to secure capital from equity and debt financings in light of limitations under its effective registration statement on Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute its shareholders or restrict its business; Cyren’s ability to regain compliance with continued listing requirements of the Nasdaq Capital Market, its related ability to raise the market price of its ordinary shares sufficiently through a reverse share split to cure its Nasdaq listing deficiency, and the risk that its ordinary shares will be delisted if it regains compliance; the risk of decreased liquidity in the market for Cyren’s ordinary shares and a reduced market capitalization following the Reverse Share Split, and the risk of dilution following the increase in authorized share capital; Cyren's ability to be profitable and continue as a going concern; Cyren's exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; and Cyren's ability to continue to develop solutions to address customer needs effectively, including anticipated sales levels of both new and legacy products. Cyren cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Cyren assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Company Contact

Kenneth Tarpey, CFO

Cyren

kenneth.tarpey@cyren.com

+1.703.760.3435